[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.19

                                    GTX INC.
                                      [ * ]

                                INQUIRY NO. [ * ]

                                 AUGUST 8, 2003

                                   EAGLEPICHER

                             PHARMACEUTICAL SERVICES

                           CONFIDENTIAL AND RESTRICTED

This contract contains confidential and proprietary information of GTx, Inc. The contents of this contract will be restricted to those EPPS personal with a need to know the contents hereof.

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                     PAGE
I.     Introduction.................................................   4

II.    Proposed Services............................................   4

III.   Deliverables................................................   10

IV.    Project Budget..............................................   10

V.     Timelines...................................................   10

VI.    Assumptions.................................................   10

VII.   Designated Representatives..................................   12

VIII.  Standard Terms and Conditions...............................   12

IX.    Insurance...................................................   12

X.     Project Authorization.......................................   13

I.    INTRODUCTION

      GTx Inc. has requested a quotation for [ * ] prepared under current good manufacturing practices (cGMP). Eagle Picher Pharmaceutical Services
      (EPPS) has extensive experience with [ * ] and we are excited to utilize this knowledge to assist GTx in the development and manufacturing of [ * ]. Our customer focus and commitment to delivering the right product at the right time and at the right price is unmatched by our competition.

II.   PROPOSED SERVICES

      SCOPE OF WORK SUMMARY

      EPPS will manufacture [ * ] of [ * ] in our API plant equipment. This will involve scaling up the current manufacturing process [ * ] into our plant equipment ([ * ]). EPPS will make every effort to manufacture [ * ] with the same target purity as previous kilo lab campaigns.

      A [ * ] process is used to manufacture [ * ]. The [ * ] are outlined in the `Detailed Scope of Work' section of this proposal. To limit the risk as larger production batches are manufactured and to continue the development of the process EPPS will execute the following activities:

      Phase I- Analytical Method Transfer & Validation
             -Demonstrate and incorporate assay methods for [ * ].
             -Validate and incorporate [ * ].
             -Transfer [ * ] assay methods from [ * ] to be used to assay the [ * ] and [ * ].
             -Perform analytical method validations for key intermediate [ * ]. -Perform abbreviated analytical method validations for each of the [ * ] intermediates.
             -Incorporate in-process monitoring assays for [ * ].
             -Characterize a working standard for the [ * ].
             -Set specifications for the release of the [ * ]. A lab batch will be performed to generate [ * ]. Specifications will be proposed based upon the analysis of these [ * ] of the [ * ].
             -Validate analytical methods for release testing of [ * ] ([ * ]).

      Phase II- GMP Set-up Activities for Pilot Plant Production of [ * ]
             [ * ] batch records for plant equipment and processing.
             [ * ] validation studies to develop [ * ] plant equipment. -Project process training for [ * ].

      Phase III- cGMP production of [ * ]
             -[ * ] (assuming no [ * ] are removed)
             -Certificate of Analysis for cGMP Batch

            -Production Report

      DETAILED SCOPE OF WORK

      EPPS will manufacture [ * ] of [ * ] in our API Plant equipment. The manufacture of [ * ] is a [ * ] process and is outlined below. Prior to manufacture of each step in the plant equipment the analytical method transfer/validation and GMP set-up activities for that step will be completed. All EPPS analytical support for this project will be conducted at the [ * ] facility.

      [ * ]

      PHASE I- ANALYTICAL METHOD TRANSFER & VALIDATION

      [ * ]
      EPPS will validate the [ * ] from [ * ]. A validation protocol will be submitted to GTx for approval prior to execution. The validation protocol will follow the [ * ], and the method will be validated for the following:

            o Specificity ([ * ]),
            o Accuracy,
            o Precision,
            o Linearity,
            o Quantitation Limit,
            o Detection Limit,
            o Robustness, and
            o Range.

      The validated procedure will be converted into EPPS's [ * ]. NOTE: A specification for [ * ] that includes an acceptable level of [ * ] will be defined before the validation protocol can be approved. The analytical method validation report will be provided to GTx as a deliverable. The
      [ * ] method will meet the validation parameters or GTx will be notified.

      An assay method for [ * ] will be obtained from the vendor and used for the release testing. An STM will be written for use in the release testing of this raw material. The current standard test specifications (STS) for [ * ] will be updated to add this assay to the current specifications. Vendor specifications will be used for the STS.

      An [ * ] test will be used to monitor the completion of the reaction in [ * ]. The proposed test will use the assay method supplied by [ * ]. The method will work to measure the [ * ] or GTx will be notified.

      The [ * ] will be tested for release using the [ * ] assay method. A working standard of [ * ] will be characterized. The working standard of [ * ] (approximately [ * ]) will be characterized by [ * ]. The method to measure the assay [ * ] will have an abbreviated validation performed using the following tests on one sample: Accuracy, Precision, Linearity, Quantitation Unit, and Stability [ * ]. The method will not be validated at this time. The method will be shown to be validatable by performing these tests on [ * ]. The method will perform adequately on the [ * ] or GTx will be notified. A report will be written summarizing the results.

      Samples of [ * ] from previous work at EPPS will be tested by [ * ] to determine an [ * ] profile. The information obtained from this analysis will be used to establish release specifications for [ * ]. The standard test specification (STS) for [ * ] will be modified accordingly.

      [ * ]
      [ * ] will be tested using the manufacturer's method for assay. A Standard Test Method will be written for this raw material. The current STS for [ * ] will be updated to add an assay to the current specifications. Vendor specifications will be used for the STS.

      The [ * ] is not isolated in the current process. However, the reaction to form [ * ] should be monitored for completion using an [ * ] test. EPPS will use [ * ] assay method for the in-process monitoring of [ * ]. The method will work to measure the disappearance of starting materials and/or appearance of the product in the reaction or GTx will be notified.

      A working standard of [ * ] ([ * ]) will be characterized. The working standard will be characterized by [ * ]. The assay method for [ * ] will have an abbreviated validation performed using the following tests on one sample: Accuracy, Precision, Linearity, Quantitation Limit and Stability [ * ]. The method will not be validated at this time. The method will be shown to be validatable by performing these tests on one sample of intermediate. The method will perform adequately on the intermediate or GTx will be notified. A report will be written summarizing the results.

      Samples of [ * ] from previous work at EPPS will be used to determine an impurity profile for this intermediate. This profile will be used to establish the standard test specifications (STS) for [ * ]. The STS will be modified to include an assay.

      [ * ] is combined with [ * ] in the manufacturing process. The [ * ] method for [ * ] will be validated. A validation protocol will be submitted to GTx for approval prior to execution. The validation protocol will follow the [ * ], and the method will be validated for the following:

            o Specificity,
            o Accuracy,
            o Precision,
            o Linearity,
            o Quantitation Limit,
            o Detection Limit,

            o Robustness, and
            o Range.

      The assay method will perform adequately or GTx will be notified. A validation report will be issued for this work.

      A working standard of [ * ] will be prepared. The material will be characterized by [ * ]. Because [ * ] may be stored for longer periods of time, some stress studies will be performed to assess how labile the compound is under certain conditions. Forced degradation studies will examine [ * ].

      Samples of [ * ] from previous work at EPPS will be used to determine the impurity profile of this material. This profile will be used in establishing the standard test specifications (STS) for [ * ]. The STS will be modified to include an assay in the specification.

      [ * ]

      [ * ] will be tested for release using the manufacturer's method for assay. A STM will be written for this raw material. The current STS for [ * ] will be updated to add an assay to the current release tests. Vendor specifications will be used for the STS.

      An assay method for [ * ] will be obtained from the vendor and used for the release testing. A STM will be written to use for this raw material. The current STS for [ * ] will be updated to add an assay to the current specifications. Vendor specifications will be used for the STS.

      In-process monitoring of [ * ] will use the assay method supplied by [ * ]. The method will work to measure the [ * ] or GTx will be notified.

      The [ * ] will be tested for release using the [ * ] assay method. The scope for this [ * ] is similar to the scope of work proposed for [ * ]. A working standard of [ * ] will be characterized, The working standard
      ([ * ]) will be characterized by [ * ]. The [ * ] assay method for [ * ] will have an abbreviated validation performed using the following tests on one sample: Accuracy, Precision, Linearity, Quantitation Limit, and Stability per [ * ]. The method will not be validated at this time. The method will be shown to be validatable by performing these tests on one sample of [ * ]. The method will perform adequately on the [ * ] or GTx will be notified. A report will be written summarizing the results.

      Samples of [ * ] from previous work at EPPS will be used to determine an [ * ]. This profile will be used in the determination of the standard specifications of [ * ]. The STS sheet will be modified to include a [ * ] assay.

      [ * ]

      The [ * ] will be tested using the manufacturer's method for assay. A STM will be written for the assay of this raw material. The current STS for [ * ] will be updated to add an assay to the current tests. Vendor specifications will be used for the STS.

      Similarly, the [ * ] will be tested using the manufacturer's method for assay. A STM will be written for the assay of this raw material. The current STS for [ * ] will be updated to add an assay to the current tests. Vendor specifications will be used for the STS.

      In-process [ * ] monitoring of the [ * ] reaction will use the assay method supplied by [ * ]. The method will work to measure the [ * ] or GTx will be notified.

      The [ * ] methods ([ * ]) for release testing of [ * ] will be transferred to EPPS and validated on [ * ]. EPPS will write a validation protocol which will be approved by GTx prior to validation. Using [ * ], the method will be validated for the following; Specificity ([ * ]), Accuracy, Precision, Linearity, Quantitation Limit, Detection Limit, Robustness, and Range. Each method will be incorporated into a STM for GMP analysis. A validation report will be written. The methods will work properly or GTx will be notified.

      The [ * ] method for [ * ] testing of [ * ] ([ * ]) will be transferred to EPPS and validated for [ * ]. The [ * ] methods for [ * ] will be validated. A validation protocol will be submitted to GTx for approval prior to execution. The validation protocol will follow the [ * ], and the method will be validated for the following:

            o Specificity ([ * ]),
            o Accuracy,
            o Precision,
            o Linearity,
            o Quantitation Limit,
            o Detection Limit,
            o Robustness, and
            o Range.

      If portions of the validation program proposed above have been performed at [ * ] then that work will not be repeated. A validation report will be written. The methods will work properly or GTx will be notified.

      Product specific methods for [ * ] will be validated by EPPS. EPPS will write a validation protocols and will submit these protocols to GTx for approval prior to implementation. Using the [ * ], the method will be validated for the following; Specificity and Accuracy. Each method will be incorporated into a STM. A validation report will be written. The methods will work properly or GTx will be notified.

      PHASE II- GMP SET-UP ACTIVITIES FOR PILOT PLANT PRODUCTION OF [ * ]

      A series of [ * ] are required prior to the pilot plant campaign.

         o [ * ] will be rewritten for pilot plant production. The [ * ] will be submitted to GTx for approval then issued by EPPS's QA department.

         o EPPS and GTx will review [ * ] prior to starting plant manufacturing.

         o  [ * ] will be performed to develop procedures that will be used to
            1) [ * ] and 2) [ * ]. This usually entails [ * ] and [ * ] to document the [ * ] is sufficient.

         o EPPS requires operator training and a safety review of the process before the start of manufacturing. The operators are trained on how to handle the chemicals used in the process and their hazards.

      PHASE III- CGMP PRODUCTION OF [ * ]

      A cGMP batch of [ * ] will be manufactured utilizing the best technology developed during previous [ * ]. [ * ] and [ * ] will be combined, as in the [ * ]. Each [ * ] will be released based on the specifications established in [ * ]. In-process reaction monitoring will be performed on [ * ].

      GTx will supply the [ * ] starting material. EPPS will provide all [ * ] including the [ * ] and [ * ].

      The [ * ] will include [ * ],

      After completion of the production campaign, a production report will be issued which will include a summary of the [ * ].

      The, QC department typically provides in-process results from production samples [ * ]. The analyses required to [ * ] typically has a [ * ] time. Final release testing usually takes about [ * ] for [ * ] and [ * ]. If any rush charges are incurred for rush analysis from outside vendors, the cost will be [ * ].

      The storage conditions for [ * ] and the [ * ] will be at [ * ] unless otherwise requested by GTx. The final product will be packaged in [ * ] inside of [ * ]. The label is in accordance with the [ * ]. The scope of this work has incorporated [ * ].

      GTx will always have the options to [ * ].

III.  DELIVERABLES

         o  Validation Report - [ * ]
         o  Summary Report - [ * ]
         o  Summary Report - [ * ]
         o  Validation Report for [ * ]
         o  Summary Report - [ * ]
         o  Validation Report for [ * ]
         o  Validation Report for [ * ]
         o  Validation Report - [ * ]
         o  [ * ] of [ * ] ([ * ])
         o  Certificate of Analysis for cGMP Batch
         o  Production Report

IV.   PROJECT BUDGET

  PHASE        DESCRIPTION                                       COST
    I          Analytical Method Transfer and Validation         [ * ]
    II         GMP Set-up Activities                             [ * ]
   III         GMP Production ([ * ])                            [ * ]
               Raw Materials and Waste                           [ * ]
                      TOTAL                                      [ * ]

V.    TIMELINES

      [ * ]

      o Phase I - [ * ] from the date the proposal is signed. Phase I [ * ] with GMP production.
      o     Phase II - [ * ] from the date the proposal is signed.
      o     Phase III - [ * ] after completion of Phase II.

VI.   ASSUMPTIONS

      EPPS is providing this proposal with the following assumptions. Should any of these assumptions prove to be invalid; a revised scope of work with its associated cost will be submitted to GTx.

      1. GTx will provide [ * ] at GTx expense. All remaining raw materials are included in this quote, including [ * ] and [ * ].

      2. Any changes to this Agreement which effect cost, schedule, or alter this Agreement materially, such as changes in processes, protocols or additional testing or sampling, shall be submitted in writing with any additional associated costs and mutually agreed to by both parties before continuation of the project.

      3. The API manufactured at EPPS is not manufactured as a sterile API. The customer will ensure that if a sterile product is required that the formulated product will contain steps for terminal sterilization.

      4. This proposal does not include costs for an FDA site inspection as a result of or in association with the manufacturing of the API named in this proposal.

      5. EPPS makes no guarantees on yield or purity until [ * ] EPPS manufacturing runs provide adequate information for justification of yield and purity consistency.

      6. GTx bears all sales tax liability under this agreement. GTx is not liable for taxes on EPPS income.

      7. Costs outlined above do not include any shipping outside of the scope provided in this proposal, shipping insurance, applicable taxes or handling charges.

      8. [ * ] analytical methods will be suitable and provide acceptable performance (validatable) for use as described in the detailed scope of work.

VII.  DESIGNATED REPRESENTATIVES

         GTX, INC

         Karen Veverka, Ph.D.
         Director ARTA Research
         Three North Dunlap Avenue
         Van Vleet Building Third Floor
         Memphis, TN 38163
         901-523 -9700 ext 104
         fax 901-523-9772
         Kveverka@gtxinc.com

         EAGLEPICHER EAGLEPICHER PHARMACEUTICAL SERVICES

         Emily Russell
         Contracts Manager and Legal Administrator
         13605 W. 96th Terrace
         Lenexa, Kansas 66215
         800-233-6643
         913-888-3582
         Emily.russell@eaglepicher.com

VIII. STANDARD TERMS AND CONDITIONS

      The terms and conditions between GTx and EPPS for this contract are covered under the Production and Manufacturing Agreement entered into on the 9th day of September 2002, (the "2002 Agreement"). In the event of a conflict between the terms hereof and any provision contained in the 2002 Agreement, the terms hereof shall control; otherwise, the 2002 Agreement shall be incorporated herein and form a put of this Agreement.

IX.   INSURANCE

      EPPS confirms that it has reasonable and adequate insurance in full force and effect with qualified insurers to fully insure GTx against loss of material or product resulting from a casualty occurring while such material or product is in control of or on the property of EPPS. EPPS will assume the risk of any loss to GTx material and property which is willingly under its control or located on its property, and in the event of a casualty, EPPS will promptly notify GTx. Pending resolution of any resulting insurance claim, EPPS will replace any lost or damaged material.

X.    PROJECT AUTHORIZATION

      The project described above may be authorized by returning to EaglePicher Pharmaceutical Services a signed copy of our proposal and your purchase order. This proposal remains effective until September 08, 2003. This proposal is subject to the attached Standard Terms and Conditions. Please reference EaglePicher Pharmaceutical Services Inquiry [ * ] in all correspondence. This agreement shall be interpreted and constructed in accordance with the laws of the state of Missouri. Termination of this agreement is subject to discussion and resolution of any outstanding issues between the involved parties.

Sincerely,                                  Accepted by GTx, Inc:

/s/ Emily S. Russell                        /s/ Henry P. Doggrell  Date: 8/13/03
--------------------                        ---------------------        -------

Emily S. Russell                            General Counsel
Contracts Manager and Legal Administrator   Secretary
EaglePicher Technologies, LLC

EaglePicher Pharmaceutical Services looks forward to your response, and to proceeding as soon as possible.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.